EXHIBIT A




                         FORM OF INVESTMENT LETTER
                             INVESTMENT LETTER

     Each holder of Speed of Thought Trading Corporation, a New York corporation, common stock ("Speed Shareholder") desiring to exchange Speed Shares for common stock of ResCon Technology Corporation, a Nevada corporation, ("ResCon") must complete and sign the Investment Letter in accordance with the following instructions. Speed Shareholders must meet certain requirements in order for ResCon, to comply with the exemptions from registration and qualification under the federal Securities Act of 1933 and applicable state securities laws. ResCon will be relying on the accuracy and completeness of information provided in the Investment Letter to establish the qualifications of Speed Shareholders and the legal right of ResCon to exchange its common shares ("ResCon Shares") for Speed common shares ("Speed Shares"). Answers will at all times be kept strictly confidential, unless necessary to establish the legality of a Speed Shareholder's participation in the exchange. ResCon should be contacted immediately if there is any change in the information provided.

                                INSTRUCTIONS
                                ------------

     1.   Complete and sign the INVESTMENT LETTER.

     2. Return all documents, together with your Speed Shares, duly endorsed for transfer to ResCon to Speed of Thought Trading Corporation, 25 Fairchild Avenue, Suite 500, Plainview, New York 11803

     3. The following sets forth the number of signatures required for different forms of ownership:

     Individual:                   One Signature required.

     Joint Tenants With Right      Both Parties must sign.
     Of Survivorship:

     Tenants in Common:            All Parties must sign.

Community Property: One signature required if security will be held in one name, i.e. managing spouse; two signatures required if security will be held in both names.

          Corporation:                  Signature of authorized officer of
                                        officers required.

          Partnership:                  Signature of general partner
                                        required; additional signatures only if
                                        required by partnership agreement.

          Trust: Trustee's signature must indicate "Trustee for the _______ Trust."

          Other Entities:               As required by the applicable document.


                             INVESTMENT LETTER
                             ------------------


                        RESCON TECNOLOGY CORPORATION
                             Vanderbilt Center
                    Vanderbilt Motor Parkway, Suite 200
                          Happauge, New York 11788


          THIS INVESTMENT LETTER made this _________ day of June 2003, by the undersigned holder of Speed of Thought Trading Corporation common stock
(the "Speed Shareholder"), who, for and in consideration of the mutual promises and covenants set forth herein, does hereto agree as follows:

          1.   Exchange.
               ---------
               The undersigned Speed Shareholder hereby agrees to exchange the number of Speed of Thought Trading Corporation ("Speed") common shares
("Speed Shares") he, she or it currently holds for the number of restricted ResCon Technology Corporation ("ResCon") common shares ("ResCon Shares") set forth below, and herewith tenders to the board of directors of Speed for delivery to ResCon at the Closing said Speed Shares duly endorsed for transfer so as to make ResCon the sole holder of said Speed Shares. Each ResCon Share consists of one share of $.0001 par value common stock of ResCon. This Investment Letter is an irrevocable offer by the undersigned Speed Shareholder to exchange his Speed Shares for ResCon Shares, and, subject to the terms hereof, shall become a contract for the exchange of said securities upon acceptance thereof by ResCon.

          2.   Acceptance.
               -----------
               This Investment Letter is made subject to ResCon's discretionary right of acceptance. The Speed Shareholder will be notified promptly of the acceptance of the exchange (the "Acceptance Date"). If ResCon for any reason rejects this Investment Letter, the Speed Shares will be returned and the exchange offer shall be null, void and of no effect. Acceptance of this Investment Letter by ResCon will be evidenced by the execution hereof by an officer of ResCon.

          3.   Speed Shareholder Representations.
               ----------------------------------
               The undersigned Speed Shareholder hereby represents, warrants and agrees that:

          (a) He has read the Proxy Statement of Speed of Thought Trading Corporation, dated June __, 2003.

          (b) The undersigned Speed Shareholder's representations in this Investment Letter are complete and accurate to the best of his knowledge, and ResCon may rely upon them. The undersigned Speed Shareholder will notify ResCon and any such agent immediately if any material change occurs in any of this information before the exchange of the Shares.

          (c) The undersigned Speed Shareholder is an "accredited investor" as defined by Regulation D as set forth below;


          According to Rule 501(a) of Regulation D, "accredited investor" means any person who comes within any of the following categories, or who the issuer reasonable believes comes within any of the following categories, at the time of the exchange of the Shares to that person
(Please initial all that apply in the space provided):
------------------------------------------------------

               (i) _____ Initial. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

               (ii) _____ Initial. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

               (iii) _____ Initial. Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

               (iv) _____ Initial. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer;

               (v) _____ Initial. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

               (vi) _____ Initial. Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

               (vii) _____ Initial. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 30.506(b)(2)(ii); and

          (viii) _____ Initial. Any entity in which all of the equity owners are accredited investors.


          (d) The undersigned Speed Shareholder is able to bear the economic risk of an investment in the ResCon Shares for an indefinite period of time, can afford to risk the loss of the entire investment in the securities, and will, after making an investment in the securities, have sufficient means of providing for current needs and possible future contingencies without reliance upon this investment. Additionally, the undersigned Speed Shareholder's overall commitment to investments that are not readily marketable is not disproportionate to his net worth and this exchange will not cause such overall commitment to become excessive.

          (e) The undersigned Speed Shareholder understands and acknowledges that the ResCon Shares are being offered and exchanged in reliance upon an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933 (the "Act"), and are therefore subject to the limitations on resale pursuant to Rule 502(d) of Regulation D.
Further, the undersigned Speed Shareholder understands the ResCon Shares subscribed for herein are being acquired for his own account and risk, and not on behalf of any other person and are being purchased by the undersigned Speed Shareholder for investment and not with a view to the distribution of the Shares. The undersigned Speed Shareholder is aware that although there are no legal restrictions on the transferability of the ResCon Shares, he must register said Shares or have an exemption from registration before he may resell the Shares. Further, the undersigned
Speed Shareholder understands there is presently a limited public market for the ResCon Shares, accordingly, it is unlikely that he or she will be readily able to liquidate an investment in the ResCon Shares.

          The undersigned Speed Shareholder understands that the ResCon Shares have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Shares may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an "underwriter" within the meaning of the Securities Act. It is understood that the definition of an "underwriter" focuses on the concept of "distribution" and that any subsequent disposition of the subject ResCon Shares can only be effected in transactions that are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in Rule 144 promulgated under the Securities Act. After one year from the later of the date the ResCon
Shares are acquired from ResCon or an affiliate of ResCon and the full consideration is received, all as calculated in accordance with Rule
144(d), sales of the ResCon Shares in reliance on Rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the ResCon Shares are received, as calculated in accordance with Rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three months) an affiliate of ResCon.


          The undersigned Speed Shareholder acknowledges that the ResCon Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the ResCon Shares under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to be it in writing; if Rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Shares in limited amounts can be made in reliance on Rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make Rule 144 available, compliance with regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Shares without registration under the Securities Act; the issuer's registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the ResCon Shares; and the certificate representing the ResCon Shares will bear a legend in substantially the following form so restricting the sale of such Shares.

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

          ResCon may refuse to register transfer of the ResCon Shares in the absence of compliance with Rule 144 unless the undersigned Speed
Shareholder furnishes ResCon with a "no-action" or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to ResCon stating that the transfer is proper; further, unless such letter or opinion states that the ResCon Shares are free of any restrictions under the Securities Act, ResCon may refuse to transfer the ResCon Shares to any transferee who does not furnish in writing to ResCon the same representations and agree to the same conditions with respect to such Shares as are set forth herein. ResCon may also refuse to transfer the ResCon Shares if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

          (f) The undersigned Speed Shareholder hereby agrees that he does not have the right to rescind this Investment Letter, which shall survive the death, disability, or the cessation of existence as a legal entity, of the undersigned Speed Shareholder. Further, the undersigned Speed Shareholder agrees that he does not have the right, and will not attempt, to transfer his interest herein.

          (g) The undersigned Speed Shareholder has had access to any and all information concerning ResCon that the undersigned Speed Shareholder and his financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. In making the decision solely upon his own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in ResCon will depend upon Speed Shareholder's individual circumstances. The undersigned Speed Shareholder further understands that no opinion is being given as to any securities matters involving the share exchange.


          (h) The undersigned Speed Shareholder shall indemnify and hold ResCon harmless from all costs and expenses, including reasonable attorney's fees, incurred by ResCon as a result of a breach hereof by the undersigned Speed Shareholder. Further, all of the representations and warranties of the undersigned Speed Shareholder contained herein and all information furnished by the undersigned Speed Shareholder to ResCon are true, correct and complete in all respects, and the undersigned Speed Shareholder agrees to notify ResCon immediately of any change in any representation, warranty or other information set forth herein.

          (i) The undersigned Speed Shareholder has been given the unrestricted opportunity to ask questions of, and receive answers from ResCon, or persons acting on its behalf, concerning the terms and conditions of, and all other matters relating to the offering, and has been given the unrestricted opportunity to obtain such additional information with respect to the exchange as he has desired, including, but not limited to, any additional information necessary to verify the accuracy of the information set forth in the attached documentation. The undersigned Speed Shareholder has carefully read all material identified as being attached hereto and has no further questions with respect thereto.

          (j) The undersigned Speed Shareholder knows that the ResCon Shares are offered and exchanged pursuant to exemptions from registration and the Securities Act of 1933, and state securities law based, in part, on these warranties and representatives, which are the very essence of this Investment Letter, and constitute a material part of the bargained-for consideration without which this Agreement would not have been executed.

          (k) By reason of the undersigned Speed Shareholder's business or financial experience, he has the capacity to protect his own interest in connection with this transaction or has a pre-existing personal or business relationship with ResCon or one or more of its officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent person to be aware of the character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

          (l) This Investment Letter when fully executed and delivered to ResCon will constitute a valid and legally binding obligation of the undersigned Speed Shareholder, enforceable in accordance with its terms. The undersigned Speed Shareholder, if it is a partnership, joint venture, corporation, trust or other entity, was not formed or organized for the specific purpose of acquiring the ResCon Shares. The exchange of Speed Shares for ResCon Shares by the undersigned Speed Shareholder, if it is an entity investor, is a permissible investment, declaration of trust or other similar charter document, and has been duly approved by all requisite action by the entity's owners, directors, officers or other authorized managers. The person signing this document and all documents necessary to consummate the exchange of the Shares has all requisite authority to sign such document on behalf of the undersigned Speed Shareholder, if it is an entity investor.

          (m) In connection with this exchange the undersigned Speed Shareholder has received certain information from ResCon that he has reviewed and is familiar with the contents. The undersigned Speed Shareholder has not duplicated or distributed this information to anyone other than his Purchaser Representative or other personal advisors, and will not do so in the future.


          (n) The ResCon Shares to be exchanged hereby were not offered to the undersigned Speed Shareholder by way of general solicitation or general advertising and at no time was the undersigned Speed Shareholder presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement.

          4.   Governing Law.
               --------------
               This Investment Letter shall be governed by the laws of the State of Nevada.

          5.   Entire Agreement.
               -----------------
               This Investment Letter together with the other documents executed contemporaneously herewith, constitute the entire agreement between the parties with respect to the matters covered thereby, and may only be amended by a writing executed by all parties hereto.

          6.   Survival of Representations.
               ----------------------------
               The representations, warranties, acknowledgments and agreements made by the undersigned Speed Shareholder shall survive the acceptance of this Investment Letter and run in favor of, and for the benefit of, ResCon.

          7.   Waiver.
               -------
               No waiver or modification of any of the terms of this Investment Letter shall be valid unless in writing. No waiver of a breach of, or default under, any provision hereof shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Investment Letter.

          8.   Counterparts.
               -------------
               This Investment Letter may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.   Notices.
               --------
               Except as otherwise required in this Agreement, any notice required or permitted under this Investment Letter shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the last known address of the party.

          10.  Non-Assignability.
               ------------------
               The obligations of the undersigned Speed Shareholder hereunder shall not be delegated or assigned to any other party without the prior written consent of ResCon.

          11.  Expenses.
               ---------
               Each party shall pay all of its costs and expenses that it incurs with respect to the negotiation, execution and delivery of this Investment Letter.


          12.  Form of Ownership.
               ------------------
               Please indicate the form of ownership that the undersigned Speed Shareholder desires for the Shares:

                    _____     Individual
                    _____     Joint Tenants with Right of Survivorship
                    _____     Tenants in Common
                    _____     Community Property
                    _____     Trust
                    _____     Corporation
                    _____     Partnership
                    _____     Other:_____________________________




                 INDIVIDUAL SPEED SHAREHOLDER(S) SIGN HERE:


Total ResCon Shares
to be issued:                 ____________________________________________
                                                  (Signature)

Total Speed Shares to
be exchanged:                 ____________________________________________
                                                  (Print Name)

                                   ____________________________________________
                                                  (Address)

                                   ____________________________________________
                                             Social Security No.:



                                           SPOUSE OF SUBSCRIBER:

                                   ____________________________________________
                                                (Signature)

ORGANIZATIONS SIGN HERE:

Total ResCon Shares to
be issued:                    ____________________________________________
                                        (Print Name of the Organization)


Total Speed Shares to
be exchanged: ________    By: ___________________________________________
                                        (Signature and Title)


                                   ____________________________________________
                                             (Address)

               Federal ID No.:     ____________________________________________

ACCEPTED: ResCon Technology Corporation


By: ____________________________________
      Christian Nigohossian, President

Date: __________________________________